Exhibit 99.1

THE WENDY’S COMPANY REPORTS THIRD QUARTER 2023 RESULTS

Dublin, Ohio (November 2, 2023) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the third quarter ended October 1, 2023.

“We continued to make meaningful progress across our strategic growth pillars during the third quarter,” President and Chief Executive Officer Todd Penegor said. “Global same-restaurant sales accelerated on a 2-year basis and digital sales grew 30% versus the prior year, driving another quarter of Company-operated restaurant margin expansion. Additionally, we have now opened 152 new restaurants across the globe this year and further solidified our development pipeline through significant new agreements in key growth markets. This success drives best in class franchisee satisfaction and alignment. We remain relentlessly focused on delivering meaningful global growth, supported by compelling restaurant economic model improvement and acceleration across our strategic pillars.”

Third Quarter 2023 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Third Quarter		Year-to-Date
	2022	2023	2022	2023
Systemwide Sales Growth(1)
U.S.	7.7%	3.6%	4.6%	6.0%
International(2)	18.3%	13.6%	20.1%	15.6%
Global	8.9%	4.8%	6.3%	7.2%

Same-Restaurant Sales Growth(1)
U.S.	6.4%	2.2%	3.3%	4.7%
International(2)	10.8%	7.8%	13.3%	9.4%
Global	6.9%	2.8%	4.4%	5.2%

Systemwide Sales (In US$ Millions)(3)
U.S.	$3,006	$3,113	$8,719	$9,242
International(2)	$413	$467	$1,192	$1,347
Global	$3,419	$3,580	$9,911	$10,589

Restaurant Openings
U.S. - Total / Net	27 / 14	27 / 17	101 / 59	66 / 16
International - Total / Net	31 / 26	45 / 34	97 / 72	86 / 55
Global - Total / Net	58 / 40	72 / 51	198 / 131	152 / 71

Global Reimaging Completion Percentage			77%	83%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Third Quarter			Year-to-Date
	2022	2023	B / (W)	2022	2023	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$532.6	$550.6	3.4%	$1,559.0	$1,640.9	5.3%
Adjusted Revenues(1)	$429.0	$441.6	2.9%	$1,258.0	$1,320.8	5.0%
U.S. Company-Operated Restaurant Margin	14.8%	15.6%	0.8%	14.0%	15.9%	1.9%
General and Administrative Expense	$62.5	$59.3	5.1%	$186.5	$184.3	1.2%
Operating Profit	$98.1	$101.6	3.6%	$269.3	$295.4	9.7%
Reported Effective Tax Rate	26.9%	25.5%	1.4%	26.6%	25.8%	0.7%
Net Income	$50.5	$58.0	14.9%	$136.1	$157.5	15.7%
Adjusted EBITDA	$134.5	$139.2	3.5%	$374.3	$409.3	9.4%
Reported Diluted Earnings Per Share	$0.24	$0.28	16.7%	$0.63	$0.74	17.5%
Adjusted Earnings Per Share	$0.24	$0.27	12.5%	$0.65	$0.76	16.9%
Cash Flows from Operations				$182.6	$269.5	47.6%
Capital Expenditures				$(50.0)	$(55.7)	(11.3)%
Free Cash Flow(2)				$167.2	$226.4	35.4%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures and the impact of our advertising funds.

Third Quarter Financial Highlights

Total Revenues

The increase in revenues resulted primarily from higher sales at Company-operated restaurants, an increase in franchise royalty revenue, and an increase in advertising funds revenue. These increases were primarily driven by higher same-restaurant sales.

U.S. Company-Operated Restaurant Margin

The increase in U.S. Company-operated restaurant margin was primarily the result of a higher average check. This increase was partially offset by customer count declines, higher labor costs, and higher commodity costs.

General and Administrative Expense

The decrease in general and administrative expense was primarily driven by lower professional fees resulting primarily from the completion of the Company’s ERP implementation.

Operating Profit

The increase in operating profit resulted primarily from higher franchise royalty revenue, a decrease in the Company’s incremental investment in breakfast advertising, lower general and administrative expense, and an increase in U.S. Company-operated restaurant margin. These were partially offset by lower other operating income due to lapping a gain from insurance recoveries in the prior year and higher amortization of cloud computing arrangement costs.

Net Income

The increase in net income resulted primarily from higher other income primarily driven by an increase in interest income and an increase in operating profit.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from higher franchise royalty revenue, lower general and administrative expense, a decrease in the Company’s incremental investment in breakfast advertising, and an increase in U.S. Company-operated restaurant margin. These were partially offset by lower other operating income due to lapping a significant gain from insurance recoveries in the prior year.

Adjusted Earnings Per Share

The increase in adjusted earnings per share was driven by an increase in adjusted EBITDA and higher interest income. These increases were partially offset by higher amortization of cloud computing arrangement costs.

Year to Date Free Cash Flow

The increase in free cash flow resulted primarily from higher net income adjusted for non-cash expenses and a decrease in payments for incentive compensation. These were partially offset by higher capital expenditures.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 25 cents per share. The dividend is payable on December 15, 2023, to shareholders of record as of December 1, 2023. The number of common shares outstanding as of October 26, 2023 was approximately 206.3 million.

Share Repurchases

The Company repurchased 2.7 million shares for $56.1 million in the third quarter of 2023. In the fourth quarter of 2023, the Company has repurchased 1.2 million shares for $23.6 million through October 26. As of October 26, approximately $332.1 million remains available under the Company’s existing share repurchase authorization that expires in February 2027.

2023 Outlook and Long-Term Outlook for 2024-2025

This release includes forward-looking projections for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, loss on early extinguishment of debt and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2023 the Company Now Expects:

•	Global systemwide sales growth: 6 to 7 percent

•	Cash flows from operations: $345 to $360 million

•	Capital expenditures: $80 to $85 million

In Addition, the Company Continues to Expect:

•	Adjusted EBITDA: $530 to $540 million

•	Adjusted earnings per share: $0.95 to $1.00

•	Free cash flow: $265 to $275 million

Company Maintains Long-Term Outlook for 2024-2025:

•	Systemwide sales growth: Mid-Single Digits

•	Free cash flow growth: High-Single to Low-Double Digits

Conference Call and Webcast Scheduled for 8:30 a.m. Today, November 2

The Company will host a conference call on Thursday, November 2 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 804841. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) the disruption to the Company’s business from the COVID-19 pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the accelerated impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) our ability to deliver accelerated global sales growth and achieve or maintain market share across our dayparts; (11) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (26) risks associated with the Company’s organizational redesign; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across over 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on X and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Kelsey Freed

Director - Investor Relations

(614) 764-3345; kelsey.freed@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Month Periods Ended October 2, 2022 and October 1, 2023

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2022	2023	2022	2023
Revenues:
Sales	$228,786	$234,721	$668,930	$703,358
Franchise royalty revenue	124,557	130,088	361,315	384,366
Franchise fees	17,176	19,257	52,830	59,704
Franchise rental income	58,463	57,567	174,944	173,407
Advertising funds revenue	103,587	108,922	300,976	320,092

	532,569	550,555	1,558,995	1,640,927

Costs and expenses:
Cost of sales	196,168	199,522	578,506	597,068
Franchise support and other costs	12,728	14,806	34,456	41,853
Franchise rental expense	31,687	31,876	92,699	94,901
Advertising funds expense	108,269	107,895	317,042	319,174
General and administrative	62,523	59,288	186,506	184,306
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	34,252	34,288	100,911	101,258
Amortization of cloud computing arrangements	888	3,844	888	7,692
System optimization gains, net	(452)	(120)	(4,138)	(119)
Reorganization and realignment costs	8	611	628	8,100
Impairment of long-lived assets	206	59	2,682	513
Other operating income, net	(11,843)	(3,117)	(20,482)	(9,174)

	434,434	448,952	1,289,698	1,345,572

Operating profit	98,135	101,603	269,297	295,355
Interest expense, net	(31,916)	(30,957)	(90,406)	(93,798)
Loss on early extinguishment of debt	—	(319)	—	(1,585)
Investment income (loss), net	—	—	2,107	(10,389)
Other income, net	2,910	7,637	4,355	22,546

Income before income taxes	69,129	77,964	185,353	212,129
Provision for income taxes	(18,587)	(19,915)	(49,258)	(54,627)

Net income	$50,542	$58,049	$136,095	$157,502

Net income per share:
Basic	$.24	$.28	$.64	$.75
Diluted	.24	.28	.63	.74

Number of shares used to calculate basic income per share	212,805	208,834	214,032	210,668

Number of shares used to calculate diluted income per share	214,601	210,602	216,003	212,853

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of January 1, 2023 and October 1, 2023

(In Thousands Except Par Value)

(Unaudited)

	January 1, 2023	October 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$745,889	$598,025
Restricted cash	35,203	36,727
Accounts and notes receivable, net	116,426	138,064
Inventories	7,129	6,813
Prepaid expenses and other current assets	26,963	33,311
Advertising funds restricted assets	126,673	113,112

Total current assets	1,058,283	926,052
Properties	895,778	886,792
Finance lease assets	234,570	227,289
Operating lease assets	754,498	718,387
Goodwill	773,088	773,187
Other intangible assets	1,248,800	1,225,290
Investments	46,028	34,441
Net investment in sales-type and direct financing leases	317,337	313,969
Other assets	170,962	185,041

Total assets	$5,499,344	$5,290,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,250	$29,250
Current portion of finance lease liabilities	18,316	19,734
Current portion of operating lease liabilities	48,120	49,155
Accounts payable	43,996	41,693
Accrued expenses and other current liabilities	116,010	148,936
Advertising funds restricted liabilities	132,307	116,432

Total current liabilities	387,999	405,200
Long-term debt	2,822,196	2,768,226
Long-term finance lease liabilities	571,877	566,739
Long-term operating lease liabilities	792,051	753,301
Deferred income taxes	270,421	270,614
Deferred franchise fees	90,231	89,363
Other liabilities	98,849	94,441

Total liabilities	5,033,624	4,947,884
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 213,101 and 207,468 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,937,885	2,950,916
Retained earnings	414,749	414,324
Common stock held in treasury, at cost; 257,323 and 262,956 shares, respectively	(2,869,780)	(3,006,116)
Accumulated other comprehensive loss	(64,176)	(63,602)

Total stockholders’ equity	465,720	342,564

Total liabilities and stockholders’ equity	$5,499,344	$5,290,448

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Month Periods Ended October 2, 2022 and October 1, 2023

(In Thousands)

(Unaudited)

	Nine Months Ended
	2022	2023
Cash flows from operating activities:
Net income	$136,095	$157,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	100,911	101,258
Amortization of cloud computing arrangements	888	7,692
Share-based compensation	17,497	16,769
Impairment of long-lived assets	2,682	513
Deferred income tax	10,214	(502)
Non-cash rental expense, net	26,164	30,724
Change in operating lease liabilities	(34,241)	(35,319)
Net receipt of deferred vendor incentives	1,884	4,007
System optimization gains, net	(4,138)	(119)
Distributions received from joint ventures, net of equity in earnings	3,468	1,349
Long-term debt-related activities, net	5,746	7,310
Cloud computing arrangements expenditures	(22,685)	(25,154)
Changes in operating assets and liabilities and other, net	(61,846)	3,495

Net cash provided by operating activities	182,639	269,525

Cash flows from investing activities:
Capital expenditures	(50,036)	(55,689)
Franchise development fund	(2,484)	(1,947)
Dispositions	3,731	280
Notes receivable, net	2,713	1,825

Net cash used in investing activities	(46,076)	(55,531)

Cash flows from financing activities:
Proceeds from long-term debt	500,000	—
Repayments of long-term debt	(19,437)	(61,280)
Repayments of finance lease liabilities	(13,411)	(16,947)
Deferred financing costs	(10,232)	—
Repurchases of common stock	(51,950)	(142,413)
Dividends	(80,153)	(157,871)
Proceeds from stock option exercises	2,668	9,113
Payments related to tax withholding for share-based compensation	(2,980)	(3,827)

Net cash provided by (used in) financing activities	324,505	(373,225)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	461,068	(159,231)
Effect of exchange rate changes on cash	(7,176)	307

Net increase (decrease) in cash, cash equivalents and restricted cash	453,892	(158,924)
Cash, cash equivalents and restricted cash at beginning of period	366,966	831,801

Cash, cash equivalents and restricted cash at end of period	$820,858	$672,877

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Nine Month Periods Ended October 2, 2022 and October 1, 2023

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2022	2023	2022	2023
Net income	$50,542	$58,049	$136,095	$157,502
Provision for income taxes	18,587	19,915	49,258	54,627

Income before income taxes	69,129	77,964	185,353	212,129
Other income, net	(2,910)	(7,637)	(4,355)	(22,546)
Investment (income) loss, net	—	—	(2,107)	10,389
Loss on early extinguishment of debt	—	319	—	1,585
Interest expense, net	31,916	30,957	90,406	93,798

Operating profit	98,135	101,603	269,297	295,355
Plus (less):
Advertising funds revenue	(103,587)	(108,922)	(300,976)	(320,092)
Advertising funds expense (a)	105,026	107,834	305,033	316,583
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	34,252	34,288	100,911	101,258
Amortization of cloud computing arrangements	888	3,844	888	7,692
System optimization gains, net	(452)	(120)	(4,138)	(119)
Reorganization and realignment costs	8	611	628	8,100
Impairment of long-lived assets	206	59	2,682	513

Adjusted EBITDA	$134,476	$139,197	$374,325	$409,290

Revenues	$532,569	$550,555	$1,558,995	$1,640,927
Less:
Advertising funds revenue	(103,587)	(108,922)	(300,976)	(320,092)

Adjusted revenues	$428,982	$441,633	$1,258,019	$1,320,835

(a)

Excludes advertising funds expense of $3,781 and $11,025 for the three and nine months ended October 2, 2022, respectively, and $596 and $1,802 for the three and nine months ended October 1, 2023, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising surplus (deficit) of $538 and $(984) for the three and nine months ended October 2, 2022, respectively, and $535 and $(789) for the three and nine months ended October 1, 2023, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Nine Month Periods Ended October 2, 2022 and October 1, 2023

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2022	2023	2022	2023
Net income	$50,542	$58,049	$136,095	$157,502

Plus (less):
Advertising funds revenue	(103,587)	(108,922)	(300,976)	(320,092)
Advertising funds expense (a)	105,026	107,834	305,033	316,583
System optimization gains, net	(452)	(120)	(4,138)	(119)
Reorganization and realignment costs	8	611	628	8,100
Impairment of long-lived assets	206	59	2,682	513
Loss on early extinguishment of debt	—	319	—	1,585

Total adjustments	1,201	(219)	3,229	6,570
Income tax impact on adjustments (b)	40	(187)	189	(2,272)

Total adjustments, net of income taxes	1,241	(406)	3,418	4,298

Adjusted income	$51,783	$57,643	$139,513	$161,800

Diluted earnings per share	$.24	$.28	$.63	$.74
Total adjustments per share, net of income taxes	—	(.01)	.02	.02

Adjusted earnings per share	$.24	$.27	$.65	$.76

(a)

Excludes advertising funds expense of $3,781 and $11,025 for the three and nine months ended October 2, 2022, respectively, and $596 and $1,802 for the three and nine months ended October 1, 2023, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising surplus (deficit) of $538 and $(984) for the three and nine months ended October 2, 2022, respectively, and $535 and $(789) for the three and nine months ended October 1, 2023, respectively.

(b)

The benefit from income taxes on “Reorganization and realignment costs” was $111 and $1,768 for the three and nine months ended October 1, 2023, respectively. The provision for income taxes on “System optimization gains, net” was $114 and $1,044 for the three and nine months ended October 2, 2022, respectively, and $32 for the three and nine months ended October 1, 2023. The benefit from income taxes related to the advertising funds was $20 for the three and nine months ended October 2, 2022, and $12 and $5 for the three and nine months ended October 1, 2023, respectively. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.37% and 25.23% for the three months nine months ended October 2, 2022, respectively, and 25.32% and 25.33% for the three and nine months ended October 1, 2023, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Nine Month Periods Ended October 2, 2022 and October 1, 2023

(In Thousands)

(Unaudited)

	Nine Months Ended
	2022	2023
Net cash provided by operating activities	$182,639	$269,525
Plus (less):
Capital expenditures	(50,036)	(55,689)
Advertising funds impact (a)	34,566	12,613

Free cash flow	$167,169	$226,449

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”